Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS CREATED BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned officer of Stratagene Corporation (“Stratagene” or the “Company”) hereby certifies that:

          (i) the accompanying quarterly report on Form 10-Q of the Company for the quarter ended March 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

          (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 14, 2004	By:	/s/ Reginald P. Jones
Reginald P. Jones
Senior Vice President and Chief Financial Officer

This certification is provided solely pursuant to 18 U.S.C. Section 1350 and Item 601(b)(32) of Regulation S-K (“Item 601(b)(32)”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act. In accordance with clause (ii) of Item 601(b)(32), this certification (A) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section and (B) shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

A signed original of this written statement required by Section 906 has been provided to Stratagene and will be retained by Stratagene and furnished to the Securities and Exchange Commission or its staff upon request.